Exhibit 99.2

OMNIQ Corp Sells Legacy Business Unit to Strengthen Balance Sheet and Continue Focus on High-Growth AI & Automation Sectors

Salt Lake City – July 16, 2025 – OMNIQ Corp (OTCMKTS: OMQS.OB) (“OMNIQ” or “the Company”) today announced it has completed the sale of a portion of its U.S.-based legacy assets to Summit Junction Holdings LLC, a private company, marking a major milestone in its strategic transformation. The transaction eliminates approximately 63% of the Company’s debt, thus reinforcing omniQ’s balance sheet and positioning the Company for growth.

This transaction is part of OMNIQ’s ongoing initiative to streamline operations, enhance profitability, and focus resources on its core high-growth divisions: Smart Automation and AI-driven products. On a pro forma basis, these remaining business units generated approximately $38.5 million of the company’s total 2024 consolidated revenue.

Strategic Rationale and Impact

This divestiture marks a pivotal moment in OMNIQ’s evolution, reinforcing its financial strength, operational agility, and strategic clarity. The transaction enables OMNIQ to:

Enhance Financial Strength

The sale will remove debt tied to the legacy business, significantly improving the Company’s balance sheet. Main improvements include the elimination of approximately 63% of the Company’s total pre-sale debt from its balance sheet, labor cost taken off OMNIQ’s payroll, reducing personnel-related costs, and many more, supporting long-term financial health.

Streamline Operations

The sale of the legacy division simplifies OMNIQ’s organizational structure, eliminates operational burdens and allows scalability, reduces our dependency on limited vendors, creating greater operational flexibility while supporting long-term efficiency and cost optimization.

Sharpen Strategic Focus

With a leaner and a flexible structure, OMNIQ can focus on its strongest long-term growth opportunities: specifically in AI, computer vision, and smart automation. The move supports the Company’s long-term vision while addressing market dynamics and investor expectations, with a sharpened focus on our highest-margin, recurring-revenue business lines.

Position for Growth

With the new optimized product portfolio, the transaction provides OMNIQ with the flexibility to reinvest in innovation, customer delivery, and scalable growth which are key drivers of sustainable shareholder value.

Executive Commentary

“This transaction is a transformative step forward,” said Shai Lustgarten, CEO and Chairman of the Board. “It allows us to fully focus on our Smart Automation and AI business units while strengthening our financial position and resolving long-standing balance sheet burdens and operational challenges. We’re entering a new chapter — focused, leaner, stronger, and more strategically aligned with the opportunities ahead.”

Financial Outlook

From an accounting perspective, the transaction is expected to generate an estimated $35 million gain in fiscal year 2025 due to the elimination of approximately $45 million in debt, further reinforcing OMNIQ’s balance sheet.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

For investor relations, contact

IR@omniq.com